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                                                                      EXHIBIT 99

NEW RELEASE                                                             [LOGO]

FOR IMMEDIATE RELEASE                      FOR FURTHER INFORMATION, CONTACT:
SUBMITTED: JULY 10, 1996                   JACQUELINE THURSTON (614) 480-3878

                     HUNTINGTON BANCSHARES REPORTS EARNINGS
                FOR SECOND QUARTER AND FIRST SIX MONTHS OF 1996

        COLUMBUS, Ohio -- Huntington Bancshares Incorporated (NASDAQ: HBAN; http://www.huntington.com) today reported net income of $65.1 million for the second quarter of 1996, compared with $58.2 million for the same period one year ago. Adjusted for the ten percent stock dividend that will be distributed to shareholders on July 31, 1996, the earnings per share were $.45 in the second quarter and $.87 for the first half of the year, representing increases of 18.4% and 19.2%, respectively, over the same periods last year.

          Huntington's return on average assets (ROA) of 1.32% and return on average equity (ROE) of 17.56% were also stronger than what was reported in the second quarter of 1995. For the first half of 1996, net income was $127.9 million, versus $113.0 million in the first six months of 1995; ROA and ROE were 1.29% and 16.77%, respectively, up from 1.24% and 15.08% in the first six months of last year.

        "We are pleased to report improved earnings in the second quarter," stated Frank Wobst, chairman and chief executive officer of Huntington Bancshares Incorporated. "The broad-based growth in fee income is quite satisfying as is the improvement in the net interest margin. The year to year average loan growth is also substantial, up 6.9% for commercial loans and 11.6% for consumer loans."

        Net interest income in the three and six months ended June 30, 1996 was $189.3 million and $374.0 million, respectively, approximately 5.0% higher than the corresponding periods in 1995.

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The net interest margin was 4.15% in the second quarter of 1996, down modestly from the second three months a year ago, but 12 basis points higher than the immediately preceding quarter.

        Non-interest income, excluding securities transactions, was $67.0 million and $128.0 million in the most recent three and six month periods, 28.4% and 16.4% higher than the same periods last year. Growth occurred in all major categories.

        Non-interest expense was up 3.1% in the second quarter and 1.1% in the first half of the year from the corresponding periods last year. The growth in expenses was due, in part, to the acquisition of two Florida banks one in late 1995 and the other in January 1996, which added $3.3 million and $6.4 million, respectively, to the second quarter and year-to-date totals. Excluding these amounts, non-interest expense would have been flat with the same periods in 1995.

        Asset quality remains strong. At June 30, 1996, Huntington's allowance for loan losses (ALL) represented 1.44% of total loans and 345% of non-performing loans. The combined ALL and allowance for other real estate was 238% of all non-performing assets. Net charge-offs, as a percent of average loans, were .38% in the second three months of 1996 compared with .34% in the immediately preceding quarter and 23 basis points in the second quarter a year ago.

        Huntington's average equity to average assets was 7.51% in the second quarter of 1996 and 7.70% for the first six months of the year. Huntington continues to maintain a strong equity position exceeding requirements for "well capitalized" institutions.

        Huntington Bancshares in a regional bank holding company headquartered in Columbus, Ohio with assets in excess of $20 billion. The company's banking subsidiaries operate 335 offices in Ohio, Florida, Indiana, Kentucky, Michigan and West Virginia. Huntington's mortgage, trust, investment banking, and automobile finance subsidiaries manage 75 offices in the six states mentioned as well as Georgia, Illinois, Maryland, New Jersey, North Carolina, Pennsylvania, Texas and Virginia.

###

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                       HUNTINGTON BANCSHARES INCORPORATED
                       COMPARATIVE SUMMARY (CONSOLIDATED)

              (in thousands of dollars, except per share amounts)

CONSOLIDATED RESULTS                   THREE MONTHS ENDED                        SIX MONTHS ENDED
    OF OPERATIONS                           JUNE 30,            CHANGE               JUNE 30,            CHANGE
- -------------------------------      ----------------------------------       ----------------------------------
                                       1996          1995         %             1996          1995         %
                                     --------      --------     ------        --------      --------     ------
Interest Income                      $375,079      $360,203       4.1 %       $749,375      $702,600       6.7 %
Interest Expense                      185,786       180,313       3.0          375,364       346,501       8.3
                                     --------      --------                   --------      --------
Net Interest Income                   189,293       179,890       5.2          374,011       356,099       5.0
Provision for Loan Losses              11,843         4,787     147.4           23,666         9,395     151.9
Non-Interest Income                    67,176        58,524      14.8          135,338       116,411      16.3
Non-Interest Expense                  145,466       141,052       3.1          288,962       285,693       1.1
Provision for Income Taxes             34,072        34,414      (1.0)          68,808        64,399       6.8
                                     --------      --------                   --------      --------
NET INCOME                            $65,088       $58,161      11.9 %       $127,913      $113,023      13.2 %
                                     ========      ========                   ========      ========

PER COMMON SHARE AMOUNTS  (1)
- -----------------------------
  Net Income
               Pre-stock dividend       $0.49         $0.42                      $0.95         $0.81
               Post-stock dividend      $0.45         $0.38      18.4 %          $0.87         $0.73      19.2 %
  Cash Dividends Declared
               Pre-stock dividend       $0.20         $0.19                      $0.40         $0.38
               Post-stock dividend      $0.18         $0.17       5.9 %          $0.36         $0.34       5.9 %
  Shareholders' Equity
    (period end)
               Pre-stock dividend      $11.11        $11.27                     $11.11        $11.27
               Post-stock dividend     $10.10        $10.25      (1.5)%         $10.10        $10.25      (1.5)%
Average Shares
  Outstanding (000's)
               Pre-stock dividend     132,914       139,997                    133,984       140,094
               Post-stock dividend    146,205       153,996      (5.1)%        147,382       154,103      (4.4)%


KEY RATIOS
- ----------
Return On:
  Average Total Assets                   1.32 %        1.25 %                     1.29 %        1.24 %
  Average Shareholders' Equity          17.56 %       15.08 %                    16.77 %       15.08 %
Efficiency Ratio                        56.86 %       59.97 %                    57.53 %       60.94 %
Net Interest Margin                      4.15 %        4.21 %                     4.09 %        4.24 %
Average Equity/Average Assets            7.51 %        8.28 %                     7.70 %        8.22 %
Tier I Risk-Based Capital Ratio
    (period end)                         8.05 %        9.30 %                     8.05 %        9.30 %
Total Risk-Based Capital Ratio
    (period end)                        11.59 %       13.11 %                    11.59 %       13.11 %
Tier I Leverage Ratio
    (period end)                         6.81 %        7.72 %                     6.81 %        7.72 %


CONSOLIDATED STATEMENT
  OF CONDITION DATA                                          AT JUNE 30,                       CHANGE
- -------------------------------                ------------------------------------------------------
                                                    1996                        1995              %
                                               ------------                ------------         -----
Total Loans                                    $ 13,688,675                $ 13,137,593          4.2 %
Total Deposits                                 $ 13,112,831                $ 12,518,517          4.7
Total Assets                                   $ 20,321,166                $ 19,370,768          4.9
Shareholders' Equity                           $  1,475,296                $  1,572,043         (6.2)


ASSET QUALITY
- -------------
Non-performing loans                           $     57,028                $    54,978
Total non-performing assets                    $     78,748                $    79,007
Allowance for loan losses/total loans                  1.44 %                     1.51 %
Allowance for loan losses/non-performing loans       344.54 %                   360.62 %
Allowance for loan losses and other real
     estate/non-performing assets                    238.03 %                   234.30 %

(1) Post-stock dividend amounts have been adjusted for the ten percent stock dividend payable in July 1996.